Exhibit 3.3

A489785

State of California

SECRETARY OF STATE

I, *BILL JONES*, Secretary of State of the State of California, hereby certify:

That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this

APR - 3 1997

THE GREAT SEAL OF THE STATE OF CALIFORNIA
EUREKA

Bill Jones

Secretary of State

SEC/STATE FORM CE-107 (REV. 11/96)   96 34095

A489785

ENDORSED-FILED In the office of the Secretary of State of the State of California

APR 1 — 1997

BILL JONES, Secretary of State
CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
     Marco A. Brenes and M’Liss Jones Kane certify that:
1.	They are the President and Secretary, respectively, of Pente Enterprises, Inc. a California corporation.

2.	Article I of the Articles of Incorporation of this corporation is amended to read as follows:
I
The name of the corporation is A.S.A.P. LEGAL
PUBLICATION SERVICES, INC.
3.	The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 5,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.
4.	The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.
     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: March 19, 1997	/s/ Marco A. Brenes
Marco A. Brenes, President

/s/ M’Liss Jones Kane
M’Liss Jones Kane, Secretary

State of California

OFFICE OF THE SECRETARY OF STATE

I, *MARCH FONG EU*, Secretary of State of the State of California, hereby certify:

That the annexed transcript has been compared with the record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this

OCT 0 1 1996

March Fong Eu

Secretary of State

SEC/STATE FORM CE-107

1542996 ENDORSED FILED In the office of the Secretary of State of the State of California SEP 30 1986
MARCH FONG EU, Secretary of State
ARTICLES OF INCORPORATION
OF
PENTE ENTERPRISES, INC.
I
     The name of this corporation is PENTE ENTERPRISES, INC.
II
     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
III
     The name and address in the State of California of this corporation’s initial agent for service of process is:
Richard S. Love
6549 Deaderick Court
Orangevale, CA 95662
IV
     This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 1,000,000.
     Dated: September 3, 1986 .

/s/ Richard S. Love
Richard S. Love, Incorporator

     I declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/ Richard S. Love
Richard S. Love